Exhibit 6.8

                        SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Agreement"), dated as of _______________, 1997, is made by and between Micro Technology, S.A. a
__________ company ("Micro Technology") and InnovaCom, Inc., a Nevada corporation ("Company").

                             RECITALS

     A. The Company and Micro Technology are, concurrently herewith, entering into that certain credit facility agreement (the "Credit Agreement"), dated of even date herewith, pursuant to which Micro Technology has agreed to make certain advances (the "Advances") to the Company.

     B. It is a condition of Micro Technology's obligations under the Credit Agreement that the Company enter into this Agreement.

                             AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as an inducement to Micro Technology to enter into the Credit Agreement, the Company hereby agrees as follows:

     1.   DEFINITIONS.   Unless  otherwise  defined,  or unless the context
otherwise requires, capitalized terms used in this Agreement shall have the same meaning given such terms in the Credit Agreement.

          (a) The following terms shall have the same meaning given such terms in Article 9 of the Uniform Commercial Code of the State of California, as amended to the date of this Agreement: Chattel Paper, Documents, Goods, Instruments, Accounts, Consumer Goods, Equipment, Fixtures, Deposit Accounts, Proceeds, General Intangibles and Inventory.

     2. GRANT OF SECURITY INTEREST. As security for the full and punctual satisfaction, payment and performance of all of the obligations (the "Obligations") of the Company pursuant to the Credit Agreement, the Secured Promissory Note issued thereunder ("Note") and this Agreement, the Company does hereby pledge, mortgage, assign, set over, convey, grant, transfer and deliver (collectively, "Transfer") to Micro Technology a first priority continuing security interest and lien (the "Security Interest") in and to all of the Company's right, title and interest of whatsoever kind and nature in and to the Collateral (as hereinafter defined), which Security Interest shall be subject and subordinate only to the security interests provided for in Section 3 hereof.

     3. PERMITTED INDEBTEDNESS. Notwithstanding Section 2 hereof, the Security Interest shall be subordinate to any security interests (the "Permitted Senior Indebtedness") to the extent that such security interests are described on Schedule 3 hereto or Micro Technology consents in writing to such subordination, which consent may be withheld in Micro Technology's sole discretion.

     4. COLLATERAL. The "Collateral" shall cover and include all right, title and interest of the Company in, to and under all of the following, whether now existing or hereafter acquired from time to time: (i) all Accounts; (ii) all receivables; (iii) all General Intangibles; (iv) all Goods, including, without limitation, all Equipment, and all Inventory, whether now held or acquired in the future and wherever located, including, but not limited to Inventory that is repossessed, returned or acquired as a result of a "trade-in;" and (v) all letters of credit, notes, drafts, stock and other debt and equity securities whether or not certificated, and all instruments; (vi) all Chattel Paper and all Documents including without limitation documents of title (vii) all Instruments; (viii) all contract rights and all causes of action; (ix) all Deposit Accounts (general or special) with, and all credits and other claims against, all-lenders or other financial institutions; (x) all money; (xi) all property or interests in property now or hereafter coming into the possession, custody or control of the Company (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (xii) all Proceeds including, without limitation, all proceeds of any loans, including the Advances and all insurance proceeds of or relating to any of the foregoing; (xiii) all books and records relating to any of the foregoing; (xiv) all Fixtures, accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing and (xv) all rights to payment resulting from disposition or other Transfer of any of the foregoing.

     5. PRESERVATION AND PERFECTION OF SECURITY INTERESTS. Concurrently with the execution of this Agreement, the Company has executed and delivered to Micro Technology a Uniform Commercial Code Form 1 Financing Statement ("UCC Form 1") with respect to the Security Interest. In addition, the Company shall, as required from time to time by Micro Technology, execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, additional financing statements, continuation statements and other agreements and writings which Micro Technology may request in order to create, perfect or continue the Security Interest or which Micro Technology may otherwise reasonably request in order to secure, protect or enforce the Security Interest or the rights of Micro Technology under this Agreement (but any failure to request or assure that the Company execute, deliver or endorse any such item shall not affect nor impair the validity, sufficiency or enforceability of this Agreement or any security interests granted herein, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion). A carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby incorporates by reference those representations and warranties set forth in the Credit Agreement, and further represents and warrants to Micro
Technology:

          (a) The Company has full power, authority and legal right to Transfer the Security Interest in the Collateral to Micro Technology.

          (b) Subject to the Permitted Senior Indebtedness, this Agreement is fully sufficient to, and shall create and transfer to Micro Technology a Security Interest in and to all of the Company's right, title and interest in the Collateral free and clear of any and all adverse liens, claims and encumbrances of any kind or nature, and the Company has not Transferred, and shall not Transfer any security interest in the Collateral to any other person, without the prior written consent of Micro Technology.

          (c) Subject to the Permitted Senior Indebtedness, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the performance of the Obligations. Except for the filing of the UCC Form 1 delivered to Micro Technology pursuant to Section 5 hereof, all filings and other actions necessary to perfect and protect such security interest have been made or taken.

          (d) No consent of any person (including, without limitation, stock holders or creditors of the Company) is required for the subjection by the Company of the Collateral to the terms of this Agreement.

     7. COVENANTS OF THE COMPANY. The Company hereby reaffirms and incorporates those covenants set forth in the Credit Agreement and further covenants and agrees:

          (a) To appear and defend any and all actions and proceedings affecting the Collateral, or otherwise affecting the Security Interest, and the Company shall obtain and furnish to Micro Technology from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

          (b) To permit Micro Technology, its representatives and its agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by Micro Technology from time-to-time.

          (c) That all Collateral shall, for the entire term of this Agreement, be free and clear of any liens, mortgages, pledges, or any other encumbrances of any kind or nature whatsoever, except only for the security interests created by this Agreement and the Permitted Senior Indebtedness or as otherwise consented to in writing by Micro Technology.

          (d) Not to sell, lease, Transfer or remove the Collateral, or any part thereof, from its present location without first obtaining the express written consent of Micro Technology, except in the ordinary course of business.

          (e) With respect to that part of the Collateral which is tangible, the Company will maintain such Collateral in good order and repair and will not use any part of such Collateral in any manner injurious or likely to be injurious or which will result in its unreasonable deterioration or consumption or which will be in violation of any laws or regulations or any policy of insurance. With respect to Collateral which is not tangible, the Company will take all steps reasonably necessary to preserve and protect the value of such Collateral, and the Company will diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable.

          (f) To promptly notify Micro Technology upon becoming aware of any attachment, garnishment, execution or other legal process levied against any or all of the Collateral and of any other information received by the Company that may materially affect the value of the Collateral or the rights and remedies of Micro Technology hereunder.

          (g) To maintain insurance on the Collateral against loss or damage by fire, perils commonly covered under the extended coverage endorsement, malicious mischief and sprinkler leakage.

     8. DUTY TO HOLD IN TRUST. Upon the occurrence of any Event of Default, the Company shall, upon receipt by it of any revenue, income or other sums (collectively, the "Sums") subject to the Security Interest, whether payable pursuant to the Credit Agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for Micro Technology and shall forthwith endorse and transfer any such sums or instruments, or both, to Micro Technology for application to the satisfaction of the Obligations, (except for those Sums subject to the rights of the third parties pursuant to this Agreement including Permitted Senior Indebtedness under Section 3 hereof).

     9. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, as defined in the Credit Agreement, Micro Technology shall, subject to the rights, if any, of parties under the Permitted Senior Indebtedness, and in addition to all of its rights under the Credit

Agreement, have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California, and all other rights and remedies under any applicable laws, and, without limiting the generality of the foregoing, Micro Technology may in its sole discretion:

          (a) Enter upon the premises where any of the Collateral may be located, and take possession of the Collateral, and demand and receive reconveyance of the Collateral from any person who has possession thereof, and Micro Technology may take such measures as may be necessary or proper for the care or protection of the value thereof, including the right to remove, keep and/or store all or any portion of the Collateral or put a custodian in charge thereof; and/or

          (b) Require the Company to assemble the Collateral and make it and all records relating to the Collateral available to Micro Technology at such times and in such places as is reasonably convenient to the Company and Micro Technology; and/or

          (c) With or without taking possession, sell or cause to be sold, at any time, and from time to time, as Micro Technology may determine, any of the Collateral in its entirety or in parcels, either at public or private sale, at such price and on such terms as Micro Technology may deem best, at which sale Micro Technology may bid and purchase to the extent permitted by law, as now or hereinafter in effect. The Company agrees that notice to the Company of a public or private sale, which notice is given not less than ten (10) business days prior to such sale, shall constitute "reasonable notice." The Company shall have no right of redemption subsequent to any such sale, and hereby expressly waives any such right. Micro Technology shall apply the proceeds of any such sale or sales first to the expenses incident thereto, including reasonable attorneys' fees, and next to the full and complete satisfaction of all of the Obligations. The Company shall remain fully liable to Micro Technology for any deficiency which may exist after any such sale or sales and the application of the proceeds thereof in accordance herewith. Any purchaser at any such sale or sales (including without limitation Micro Technology) shall thereafter hold any of the Collateral so purchased absolutely free from any claim or right of any nature whatsoever by any other person or entity (including without limitation the Company) except only the claims and rights of the secured parties under the Permitted Senior Indebtedness; and/or

          (d) Institute any proceeding at law, in equity, or otherwise in order to foreclose upon the Collateral or any part thereof. To the extent permitted by law, any sale thereof shall be held in the same manner, with the same effect and subject to the same terms and conditions as specified in paragraph (c) of this Section 9. Micro Technology may, in the exercise of its sole and absolute discretion, from time to time, at any time and in any order, choose to institute a proceeding for foreclosure on some portion of the Collateral and/or a sale under paragraphs (c) or (d) on other portions of the Collateral, without being deemed to have made an election of remedies or to have waived any other rights or remedies, and without in any other way limiting any remedies or rights which it may otherwise have; and/or

          (e) In its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, and Micro Technology may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Company or in any other way limiting any remedies or rights which Micro Technology may otherwise have; and/or

          (f) In the event Micro Technology takes possession of the Collateral pursuant to the exercise of any right or remedy provided for hereunder or by law, any insurance policy owned by the Company, together with any unearned or prepaid premium thereon, shall, at the option of Micro Technology, be assigned by the Company to, and become the sole property of Micro Technology, provided that the amount of any such unearned or prepaid premium is thereupon applied to the payment or satisfaction of the Obligations.

     10. SECURITY INTEREST ABSOLUTE. All rights of Micro Technology and the security interest hereunder, and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) Any lack of validity or enforceability of this Agreement, the Credit Agreement and any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by Micro Technology to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, Micro Technology's rights shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Obligations shall have been paid and performed in full, and shall be binding upon the Company and its successors and permitted transferees and assigns. In the event that at any time any transfer of any Collateral or any payment received by Micro Technology hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Micro Technology, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require Micro Technology to proceed against any other person or to apply any Collateral which Micro Technology may hold at any time, or to marshal assets, or to pursue any other remedy. Micro Technology may, at its election, exercise any right or remedy it may have against any security held by Micro Technology, including, without limitation, the right to foreclose any such security by judicial or nonjudicial sale, without affecting or impairing in any way the rights of Micro Technology hereunder. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

     11. MICRO TECHNOLOGY APPOINTED ATTORNEY-IN-FACT. Subject to the rights, if any, of the Permitted Senior Indebtedness, the Company hereby irrevocably makes, nominates, constitutes and appoints Micro Technology and each of its Agents (with full power of substitution and resubstitution), as the Company's true and lawful attorney-in-fact with full power to take all actions and sign, execute, acknowledge, record and file, in the Company's name and for Micro Technology's use and benefit, all documents that shall be necessary to accomplish the following upon the occurrence of any Event of Default:

          (a) To receive, open and dispose of all mail addressed to the Company which relates to the Collateral, or to endorse and collect any notes, checks, drafts, money orders or other evidences of payment that may come into the possession of Micro Technology;

          (b) To enforce all rights of the Company under and pursuant to any agreements or other contractual arrangements relating to the Collateral, and to enter into such other agreements as may be necessary to exploit the Collateral;

          (c) To execute and perform such other and further agreements, documents and instruments of any nature whatsoever, including, but not limited to the execution and filing of a UCC Form 1 and to do any and all other things as Micro Technology may deem necessary or appropriate for the purpose of preserving, protecting or maintaining the Collateral and the Security Interest granted to Micro Technology; and

          (d) To do any and all other things necessary, advisable or appropriate to carry out the intention and provisions of and transactions contemplated by the Credit Agreement.

     12.  DUTIES OF MICRO TECHNOLOGY.

          (a) The powers conferred on Micro Technology hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for monies actually received by it hereunder with respect to which Micro Technology shall act with reasonable care, Micro Technology shall have no duty as to any Collateral or as to the taking of any steps necessary to preserve its rights against prior parties or any other rights pertaining to any Collateral. Micro Technology shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equal to that treatment which Micro Technology accords its own property in the ordinary course of its business.

          (b) If the Company fails to pay, before delinquency, any taxes or other governmental charges which may be levied against the Collateral or its operation or use, or any assessments made against the Collateral, or fails to make any payment or to take any action required herein or in the Credit Agreement, or to take any other action necessary to preserve the priority and value of Micro Technology's rights under this Agreement, then Micro Technology may (but shall not be obligated to) make such payments and take all such actions as Micro Technology deems necessary to protect its security interest in or to protect and preserve the value of the Collateral, and Micro Technology is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any encumbrances, charges or liens which in the judgment of Micro Technology appear to be prior to or superior to, or of equal priority with, the Security Interest. Any amount so paid shall be included in the Obligations secured hereby and shall bear interest thereon at the maximum rate permitted by law from date of payment until repaid, and shall be secured pursuant to the terms of this Agreement by the Collateral and shall be repayable by the Company on demand.

     13. EXPENSES. In addition to expenses payable under the Credit Agreement, the Company agrees to pay all expenses incurred in the filing of the UCC Form-1 or any other financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by Micro Technology. The Company shall pay all other claims and charges which in the reasonable opinion of Micro Technology might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. All expenses so incurred shall be immediately paid by the Company upon demand by Micro Technology. The Company will upon demand pay to Micro Technology the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Micro Technology may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Micro Technology hereunder or under the Credit Agreement or this Agreement, or (iv) the failure by the Company to perform or observe any of the provisions contained herein or in the Credit Agreement.

     14.  MISCELLANEOUS.

          (a) INDEMNITY. The Company agrees to defend, protect, indemnify and hold harmless Micro Technology and each and all of its respective officers, directors, employees, attorneys, and Agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, common law or at equitable cause, or contract or otherwise) in any manner relating to or arising out of this Agreement or the Obligations, or any act, event or transaction related or attendant thereto, including, without limitation, any and all costs and expenses incurred in the enforcement of this Agreement (collectively, the "Indemnified Matters"). To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          (b) REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and except as otherwise expressly provided for herein, each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

          (c) NOTICES. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given, upon receipt, if delivered personally or via fax, or ten (10) business days after deposit in the mail, if mailed, first class with postage prepaid (confirmed by telex if the addressee is in a country other than that of the sender) to the parties at the following addresses:

               If to Micro Technology, to:

               Micro Technology, S.A.
               c/o Rhone Finance S.A.
               World Trade Center
               10, route de l'aeroport
               P.O. Box 423
               CH-1215 Geneva 15
               Switzerland
               Attn:  Ian McNeil, President
               Fax:   011-41-22-798-8325

               If to the Company, to:

               InnovaCom, Inc.
               2855 Kifer Road, Suite 100
               Santa Clara, CA  95051
               Attn:  Mark Koz, President
               Fax:   408-727-8778

               with a copy to:

               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA  95814
               Attn:  Scott E. Bartel, Esq.
               Fax:   916-442-3442

          (d) HEADINGS. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

          (e)  GOVERNING  LAW.   This  Agreement  shall  be  construed  and
enforced in accordance with the laws of the State of California applicable to Agreements to be entered into and entirely performed within such State.

          (f) AMENDMENTS, ETC. Any of the terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by Micro Technology and the Company.

          (g) SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (h) DELAY, ETC. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

          (i) COSTS AND ATTORNEYS' FEES. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

          (j)  COUNTERPARTS.   This Agreement may be executed in any number
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (k) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.


                              INNOVACOM, INC.



                              By: __________________________
                                  Mark Koz, President



   Accepted and Agreed to this
   ____ day of _________, 1997


   MICRO TECHNOLOGY, S.A.


   By: ________________________
       Ian McNeil, President